UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2026

PIXELWORKS, INC.
(Exact name of registrant as specified in its charter)

Oregon	000-30269	91-1761992
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16760 SW Upper Boones Ferry Rd., Suite 101
Portland, OR 97224
(503) 601-4545
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PXLW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.01    Completion of Acquisition or Disposition of Assets.

On January 6, 2026 (the “Closing Date”), Pixelworks, Inc. (the “Company”), completed the previously announced sale (the “Sale”) of all of the shares of common stock of Pixelworks Semiconductor Technology (Shanghai) Co., Ltd. (“PWSH”), held by Pixelworks Semiconductor Technology Company, LLC, a wholly owned subsidiary of the Company (“Pixelworks LLC”), to Tiansui Xinyuan Technology (Shanghai) Co., Ltd. (the “Buyer”). Pursuant to (a) the previously disclosed Share Purchase Agreement, dated as of October 15, 2025 (the “Purchase Agreement”), among the Company, PWSH, Pixelworks LLC, all other shareholders of PWSH except VeriSilicon Microelectronics (Shanghai) Co., Ltd. (each, a “Selling Shareholder), and Buyer; (b) the previously disclosed Support Agreements dated October 14, 2025 (the “Support Agreements”), by and between Pixelworks LLC and each Selling Shareholder and VeriSilicon Microelectronics (Shanghai) Co., Ltd. (collectively, the “Minority Shareholders”); and (c) the previously disclosed Termination and Release Agreements dated October 14, 2025 (the “Release Agreements”), by and among Pixelworks LLC, PWSH and each of the Minority Shareholders, on the Closing Date: (i) Pixelworks LLC transferred to the Minority Shareholders shares of PWSH capital stock representing a total of approximately 29% of the total outstanding shares of PWSH capital stock on the Closing Date; (ii) the Selling Shareholders sold and transferred all of their PWSH shares to the Buyer; (iii) Pixelworks LLC sold and transferred its remaining shares of PWSH capital stock, representing approximately 49% of the total outstanding shares of PWSH capital stock on the Closing Date, to the Buyer; and (iv) the Buyer paid the Company approximately RMB 357 million, or approximately $51.0 million in U.S. dollars which is net of transaction costs and withholding taxes paid in China. The remaining transaction expenses incurred by the Company in connection with the Sale, not including compensation that may be paid to the Company’s executive officers and other employees, are expected to total approximately $1.0 million in U.S. dollars. Additionally, approximately RMB 8.7 million or approximately $1.2 million USD, is being held in an escrow account to be released upon the resolution of certain tax matters in China

The foregoing description of certain provisions of the Purchase Agreement, the Support Agreements and the Release Agreements are not complete and are subject to and qualified in their entirety by reference to the Purchase Agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 16, 2025 (the “October 16 8- K”), the Amendment Agreement filed as Exhibit 10.2 to the October 16 8-K, and the form of Support Agreement, together with the form of Termination and Release Agreement attached to the form of Support Agreement as Exhibit A, filed as Exhibit 10.3 to the October 16 8-K. See Item 9.01 below. The Company’s definitive proxy statement filed with the SEC on October 27, 2025, includes additional information under the heading “Principal Terms and Conditions of the Purchase Agreement”, which description is incorporated herein by reference

Item 8.01    Other Events.

On January 6, 2026, the Company issued a press release announcing the closing of the Sale. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
10.1	Share Purchase Agreement, dated as of October 15, 2025, among the Company, PWSH, Pixelworks LLC, each Selling Shareholder, and Buyer (incorporated by reference to Exhibit 10.1 of the October 16 8-K).*
10.2	Amendment Agreement, dated as of October 15, 2025, among the Company, PWSH, Pixelworks LLC, and Buyer (incorporated by reference to Exhibit 10.2 of the October 16 8-K).
10.3
Form of Support Agreement, dated as of October 14, 2025, by and between Pixelworks LLC and each of the Minority Shareholders, together with form of Termination and Release Agreement, dated as of October 14, 2025, by and among Pixelworks LLC, PWSH, and each of the Minority Shareholders, attached to the form of Support Agreement as Exhibit A (incorporated by reference to Exhibit 10.3 of the October 16 8-K).

99.1	Press Release dated January 6, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish a copy of any of the omitted exhibits or schedules upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIXELWORKS, INC.
(Registrant)

Dated:	January 6, 2026	/s/ Haley F. Aman
Haley F. Aman Chief Financial Officer